Exhibit 4.5
NANOSTRING TECHNOLOGIES, INC.
TO

AS TRUSTEE
INDENTURE
DATED AS OF     , 20
SUBORDINATED DEBT SECURITIES

		Page
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1
Section 1.1	Definitions	1
Section 1.2	Compliance Certificates and Opinions	7
Section 1.3	Form of Documents Delivered to Trustee	7
Section 1.4	Acts of Holders; Record Dates	8
Section 1.5	Notices, etc., to Trustee and Company	9
Section 1.6	Notice to Holders; Waiver	9
Section 1.7	Conflict with Trust Indenture Act	9
Section 1.8	Effect of Headings and Table of Contents	9
Section 1.9	Successors and Assigns	9
Section 1.10	Separability Clause	9
Section 1.11	Benefits of Indenture	9
Section 1.12	Governing Law	10
Section 1.13	Legal Holidays	10
Section 1.14	Indenture and Securities Solely Corporate Obligations	10
Section 1.15	Indenture May be Executed in Counterparts	10
ARTICLE 2 SECURITY FORMS		2
Section 2.1	Forms Generally	10
Section 2.2	Form of Legend for Global Securities	11
Section 2.3	Form of Trustee’s Certificate of Authentication	11
ARTICLE 3 THE SECURITIES		3
Section 3.1	Amount Unlimited; Issuable in Series	11
Section 3.2	Denominations	13
Section 3.3	Execution, Authentication, Delivery and Dating	13
Section 3.4	Temporary Securities	14
Section 3.5	Registration; Registration of Transfer and Exchange	15
Section 3.6	Mutilated, Destroyed, Lost and Stolen Securities	16
Section 3.7	Payment of Interest; Interest Rights Preserved	16
Section 3.8	Persons Deemed Owners	17
Section 3.9	Cancellation	17
Section 3.10	Computation of Interest	17
ARTICLE 4 SATISFACTION AND DISCHARGE		4
Section 4.1	Satisfaction and Discharge of Indenture	17
Section 4.2	Application of Trust Money	18
ARTICLE 5 REMEDIES		5
Section 5.1	Events of Default	18
Section 5.2	Acceleration of Maturity; Rescission and Annulment	19
Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	20
Section 5.4	Trustee May File Proofs of Claim	20
Section 5.5	Trustee May Enforce Claims Without Possession of Securities	21
Section 5.6	Application of Money Collected	21
Section 5.7	Limitation on Suits	21
Section 5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert	21
Section 5.9	Restoration of Rights and Remedies	22

-i-

(continued)

		Page
Section 5.10	Rights and Remedies Cumulative	22
Section 5.11	Delay or Omission Not Waiver	22
Section 5.12	Control by Holders	22
Section 5.13	Waiver of Past Defaults	22
Section 5.14	Undertaking for Costs	22
Section 5.15	Waiver of Usury, Stay or Extension Laws	23
ARTICLE 6 THE TRUSTEE		6
Section 6.1	Certain Duties and Responsibilities	23
Section 6.2	Notice of Defaults	23
Section 6.3	Certain Rights of Trustee	23
Section 6.4	Not Responsible for Recitals or Issuance of Securities	24
Section 6.5	May Hold Securities and Act as Trustee under Other Indentures	24
Section 6.6	Money Held in Trust	24
Section 6.7	Compensation and Reimbursement	24
Section 6.8	Conflicting Interests	25
Section 6.9	Corporate Trustee Required; Eligibility	25
Section 6.10	Resignation and Removal; Appointment of Successor	25
Section 6.11	Acceptance of Appointment by Successor	26
Section 6.12	Merger, Conversion, Consolidation or Succession to Business	27
Section 6.13	Preferential Collection of Claims Against Company	27
Section 6.14	Appointment of Authenticating Agent	27
ARTICLE 7 HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		7
Section 7.1	Company to Furnish Trustee Names and Addresses of Holders	28
Section 7.2	Preservation of Information; Communications to Holders	28
Section 7.3	Reports by Trustee	29
Section 7.4	Reports by Company	29
ARTICLE 8 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		8
Section 8.1	Company May Consolidate, etc., Only on Certain Terms	29
Section 8.2	Successor Substituted	29
ARTICLE 9 SUPPLEMENTAL INDENTURES		9
Section 9.1	Supplemental Indentures Without Consent of Holders	30
Section 9.2	Supplemental Indentures with Consent of Holders	31
Section 9.3	Execution of Supplemental Indentures	31
Section 9.4	Effect of Supplemental Indentures	31
Section 9.5	Conformity with Trust Indenture Act	31
Section 9.6	Reference in Securities to Supplemental Indentures	32
Section 9.7	Subordination Unimpaired.	32
ARTICLE 10 COVENANTS		10
Section 10.1	Payment of Principal, Premium and Interest	32
Section 10.2	Maintenance of Office or Agency	32
Section 10.3	Money for Securities Payments To Be Held in Trust	32
Section 10.4	Statement by Officers as to Default	33
Section 10.5	Existence	33

-ii-

(continued)

		Page
Section 10.6	Waiver of Certain Covenants	33
ARTICLE 11 REDEMPTION OF SECURITIES		11
Section 11.1	Applicability of Article	33
Section 11.2	Election to Redeem; Notice to Trustee	33
Section 11.3	Selection by Trustee of Securities to Be Redeemed	34
Section 11.4	Notice of Redemption	34
Section 11.5	Deposit of Redemption Price	35
Section 11.6	Securities Payable on Redemption Date	35
Section 11.7	Securities Redeemed in Part	35
ARTICLE 12 SINKING FUNDS		12
Section 12.1	Applicability of Article	35
Section 12.2	Satisfaction of Sinking Fund Payments with Securities	36
Section 12.3	Redemption of Securities for Sinking Fund	36
ARTICLE 13 DEFEASANCE AND COVENANT DEFEASANCE		13
Section 13.1	Company’s Option to Effect Defeasance or Covenant Defeasance	36
Section 13.2	Defeasance and Discharge	36
Section 13.3	Covenant Defeasance	37
Section 13.4	Conditions to Defeasance or Covenant Defeasance	37
Section 13.5	Deposited Money, U.S. Government Obligations and Foreign Government Obligations to be Held in Trust; Miscellaneous Provisions	38
Section 13.6	Reinstatement	39
ARTICLE 14 CONVERSION OF SECURITIES		14
Section 14.1	Conversion	39
ARTICLE 15 SUBORDINATION OF SECURITIES		15
Section 15.1	Agreement of Subordination	39
Section 15.2	Payments to Holders	39
Section 15.3	Subrogation of Securities	41
Section 15.4	Authorization to Effect Subordination	42
Section 15.5	Notice to Trustee	42
Section 15.6	Trustee’s Relation to Senior Debt	42
Section 15.7	No Impairment of Subordination	42
Section 15.8	Certain Conversions/Exchanges Deemed Payment	43
Section 15.9	Article Applicable to Paying Agents	43
Section 15.10	Senior Debt Entitled to Rely	43
Section 15.11	Reliance on Judicial Order or Certificate of Liquidating Agent	43
Section 15.12	Trust Monies Not Subordinated	43

-iii-

NanoString Technologies, Inc.
Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Section 310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8, 6.10
Section 311(a)	6.13
(b)	6.13
Section 312(a)	7.1, 7.2
(b)	7.2
(c)	7.2
Section 313(a)	7.3
(b)	7.3
(c)	7.3
(d)	7.3
Section 314(a)	7.4
(a)(4)	10.1, 10.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
Section 315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
Section 316(a)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4
Section 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
Section 318(a)	1.7
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

-iv-

INDENTURE, dated as of     , 20  , between NanoString Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal executive office at 530 Fairview Avenue North, Seattle, Washington 98109, and         , as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.
All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
The Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof appertaining, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.1Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles in the United States of America as are generally accepted at the date of such computation;
(4)all references to “$” refer to the lawful currency of the United States of America;
(5)unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and
(6)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.
“Additional Interest” has the meaning specified in Section 5.2(b).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board empowered to act for it with respect to this Indenture.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.
“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company; provided, however, subject to the provisions of Article 14 and any indenture supplemental hereto, shares issuable upon conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company;
provided, further, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
(A)    “Company Request” or “Company Order” means a written request or order signed by any two of the following in the name of the Company: the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any executive officer, the principal financial officer, the principal accounting officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Corporate Trust Office” means the corporate trust office of the Trustee at            , Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.
“corporation” means a corporation, association, company, joint-stock company or business trust.
“Covenant Defeasance” has the meaning specified in Section 13.3.
“Defaulted Interest” has the meaning specified in Section 3.7.
“Defeasance” has the meaning specified in Section 13.2.
“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1.
“Designated Senior Debt” means the Company’s obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture (provided, that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt). If any payment made to any holder of any Designated Senior Debt or its Representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.
“euro” or “euros” means the currency adopted by those nations participating in the third stage of the economic and monetary union provisions of the Treaty on European Union, signed at Maastricht on February 7, 1992.
“European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.
“European Union” means the member nations of the European Union established by the Treaty of European Union, signed at Maastricht on February 7, 1992, which amended the Treaty of Rome establishing the European Community.
“Event of Default” has the meaning specified in Section 5.1.
“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
“Expiration Date” has the meaning specified in Section 1.4.
“Foreign Government Obligation” means with respect to Securities of any series which are not denominated in the currency of the United States of America (x) any security which is (i) a direct obligation of the government which issued or caused to be issued the currency in which such security is denominated and for the payment of which obligations its full faith and credit is pledged or, with respect to Securities of any series which are denominated in euros, a direct obligation of any member nation of the European Union for the payment of which obligation the full faith and credit of the respective nation is pledged so long as such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area, or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of a government specified in clause (i) above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the such government, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Foreign Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Foreign Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“Global Security” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or held by the Trustee as custodian for the Depositary pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indebtedness” means, with respect to any Person, and without duplication, whether absolute or contingent, secured or unsecured, due or to become due, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person evidenced by a credit or loan agreement, note, bond, debenture, or other written obligation (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) or for money borrowed (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments); (b) all obligations and liabilities (contingent or otherwise) of such Person evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) or as lessee under any leases or related documents for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes; (d) all obligations of such Person (contingent or otherwise) with respect to interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements; (e) all obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bankers’ acceptances or similar facilities, including reimbursement obligations with respect to the foregoing; (f) all obligations and liabilities of such Person or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; (g) all obligations of the type referred to in (a) through (f) above of another Person the payment of which, in either case, such Person has assumed or guaranteed or for which such Person is responsible or liable directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on such Person’s property; and (h) any and all renewals, extensions, modifications, replacements, restatements and refundings of, or, any indebtedness or obligation issued in exchange for, any such indebtedness or obligation of the kind described in clauses (a) through (g) above.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.
“interest,” when used with respect to an Original Issue Discount Security, which by its terms bears interest only at Maturity, means interest payable at Maturity.
“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, repurchase at the option of the Holder, upon redemption or otherwise.
“Non-Payment Default” has the meaning specified in Section 15.2.
“Notice of Default” means a written notice of the kind specified in Section 5.1(4).
“Officers’ Certificate” means a certificate signed by any two of the following in the name of the Company: the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any executive officer, the principal financial officer, the principal accounting officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 10.4 shall be the principal executive or principal financial officer of the Company.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company, and who shall be reasonably acceptable to the Trustee.
“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except
(1)Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(2)Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)Securities as to which Defeasance has been effected pursuant to Section 13.2; and
(4)Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.
“Payment Blockage Notice” has the meaning specified in Section 15.2.
“Payment Default” has the meaning specified in Section 15.2.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Prospectus” means the prospectus (including any prospectus supplement) used with respect to the offer and sale of the Securities of any series.
“Record Date” means any Regular Record Date or Special Record Date.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.
“Reporting Default” has the meaning specified in Section 5.2(b).
“Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
“Responsible Officer” means, when used with respect to the Trustee, an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer its corporate trust matters.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.
“Senior Debt” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is “pari passu” or “ junior” to the Securities. Notwithstanding the foregoing, the term Senior Debt shall not include any Indebtedness of the Company to any Subsidiary of the Company. If any payment made to any holder of any Senior Debt or its Representative with respect to such Senior Debt is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Debt effective as of the date of such rescission or return.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means a Person of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such Person (in the case of a corporation) is, or of which at least a majority of the equity interests (in the case of a Person which is not a corporation) are, at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or similar interests to the Company which ordinarily has or have voting power for the election of directors or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Section 1.2	Compliance Certificates and Opinions.
Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,
(1)a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 1.3Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Any such certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate or opinion are based are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4	Acts of Holders; Record Dates.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of any such instrument or instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
The ownership of Securities shall be proved by the Security Register.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, vote, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.
With respect to any record date set pursuant to this Section, the Company may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5	Notices, etc., to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmissions, provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or
(2)the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed by first-class postage prepaid, personally delivered or sent via overnight courier to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.
Section 1.6Notice to Holders; Waiver.
Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class postage prepaid, or delivered by hand or overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Neither the failure to mail or deliver by hand or overnight courier any notice, nor any defect in any notice so mailed or delivered by hand or overnight courier, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.7	Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.8	Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9	Successors and Assigns.
All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10	Separability Clause.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11	Benefits of Indenture.
Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12	Governing Law.
THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13	Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert a Security at a particular conversion price or conversion rate, as the case may be, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Securities, conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, at the Stated Maturity or on such last day for conversion, as the case may be.

Section 1.14	Indenture and Securities Solely Corporate Obligations.
No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

Section 1.15	Indenture May be Executed in Counterparts.
This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE 2
SECURITY FORMS
Section 2.1Forms Generally.
The Securities of each series shall be in substantially such form as shall be established by or pursuant to a Board Resolution and as set forth in such Board Resolution (including such terms as set forth in any form of Securities for each series approved by such Board Resolution) or, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officers’ Certificate detailing such establishment (including any exhibit attached thereto), or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities. Any such Board Resolution or record of such action shall have attached thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Board Resolution.
The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2	Form of Legend for Global Securities.
Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.3	Form of Trustee’s Certificate of Authentication.
The Trustee’s certificates of authentication shall be in substantially the following form:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Officer

ARTICLE 3
THE SECURITIES
Section 3.1Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company, pursuant to one or more indentures supplemental hereto or pursuant to an Officers’ Certificate pursuant to authority granted under a Board Resolution. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officers’ Certificate of the Company, established in one or more indentures supplemental hereto, or established in an Officers’ Certificate pursuant to authority granted under a Board Resolution with respect to the Securities of the series:
(1)the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
(2)any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);
(3)the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;
(4)the date or dates on which the principal of any Securities of the series is payable;
(5)the rate or rates (which may be fixed or variable) at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date (or the method for determining the dates and rates);
(6)the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;
(7)the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;
(8)the obligation, if any, of the Company to redeem or repurchase any Securities of the series pursuant to any sinking fund or analogous provisions or any redemption or repurchase at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;
(9)if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;
(10)if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;
(11)if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;
(12)if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
(13)the percentage of the principal amount at which the Securities will be issued, and, if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;
(14)if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
(15)if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.2 or Section 13.3 or both such Sections, or any other defeasance provisions applicable to any Securities of the series, and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;
(16)if applicable, the terms of any right to convert or exchange Securities of the series;
(17)if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.2 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
(18)any deletion of or addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.2;
(19)any addition to or change in or modification to the subordinated provisions of this Indenture relating to the Securities of that series (including the provisions of Article 15), or different subordination provisions, including a different definition of “Senior Debt” or “Designated Senior Debt,” will apply to Securities of the series;
(20)any deletion of or addition to or change in the covenants set forth in Article 10 which applies to Securities of the series;
(21)any Authenticating Agents, Paying Agents, Security Registrars or such other agents necessary in connection with the issuance of the Securities of such series, including, without limitation, exchange rate agents and calculation agents;
(22)if applicable, the terms of any security that will be provided for a series of Securities, including provisions regarding the circumstances under which collateral may be released or substituted;
(23)if applicable, the terms of any guaranties for the Securities and any circumstances under which there may be additional obligors on the Securities;
(24)any provisions granting special rights to holders when a specified event occurs;
(25)any provisions with respect to any special interest premium or other premium;
(26)any special tax provisions that apply to any series of Securities;
(27)with respect to any series of Securities that do not bear interest, the date for certain required reports to the Trustee;
(28)any and all additional, eliminated or changed terms that will apply to such series of Securities; and
(29)any other terms of the series of Securities (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(5)).
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate (including any exhibit attached thereto) referred to above or in any such indenture supplemental hereto.
If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate (including any exhibit attached thereto) setting forth the terms of the series.
The Securities shall be subordinated in right of payment to Senior Debt as provided in Article 15 other than as set forth in any Board Resolution of the Company, any Officers’ Certificate of the Company or in one or more supplemental indentures with respect to the Securities of the series.

Section 3.2	Denominations.
The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.3	Execution, Authentication, Delivery and Dating.
The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its principal financial officer, its principal accounting officer, its President or one of its executive officers, and attested by its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, a certified copy of such Board Resolution, an Officers’ Certificate setting forth the terms of the series or supplemental indenture hereto and an Opinion of Counsel (which opinion of Counsel may contain customary qualifications and exceptions), with such Opinion of Counsel stating,
(1)if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;
(2)if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and
(3)that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 3.1 and of this Section 3.3, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver an Officers’ Certificate or supplemental indenture hereto otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 3.3 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

Section 3.4	Temporary Securities.
Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 3.5	Registration; Registration of Transfer and Exchange.
The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.
At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.
Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, if the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
(1)Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
(2)Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.1.
(3)Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
(4)Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 9.6 or 11.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.
Section 3.6Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7	Payment of Interest; Interest Rights Preserved.
Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8	Persons Deemed Owners.
Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9	Cancellation.
All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedures.

Section 3.10	Computation of Interest.
Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4
SATISFACTION AND DISCHARGE
Section 4.1Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
(1)either
(A)all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee or the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
(B)all such Securities not theretofore delivered to the Trustee for cancellation
(i)have become due and payable, or
(ii)will become due and payable at their Stated Maturity within one year, or
(iii)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,
(C)and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2)the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(3)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2	Application of Trust Money.
Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5
REMEDIES
Section 5.1Events of Default.
“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 15 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless in the Board Resolution (or an Officers’ Certificate detailing such establishment pursuant to such Board Resolution) or supplemental indenture establishing such series, it is provided that such series shall not have the benefit of said Event of Default:
(1)default in the payment of the principal or the Redemption Price of or any premium on any Security of that series at its Maturity; or
(2)default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
(3)default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or
(4)default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(5)the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
(6)the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
(7)any other Event of Default provided with respect to Securities of that series in the Board Resolution (or in an Officers’ Certificate detailing such establishment pursuant to such Board Resolution) or supplemental indenture establishing that series.
Section 5.2Acceleration of Maturity; Rescission and Annulment.
(a)Unless the Board Resolution (or Officers’ Certificate detailing such establishment pursuant to such Board Resolution) or supplemental indenture establishing such series provides otherwise, if an Event of Default (other than an Event of Default specified in Section 5.1(5) or 5.1(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), and premium, if any, together with accrued and unpaid interest, if any, thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount), and premium, if any, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an Event of Default specified in Section 5.1(5) or 5.1(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof), and premium, if any, together with accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any payments by the Company on the Securities following any such acceleration will be subject to the subordination provisions of Article 15 to the extent provided therein.
(b)Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act relating to the Company’s failure to file any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or of its covenants set forth in Section 7.4 (any such Event of Default, a “Reporting Default”), shall for the first 360 calendar days after the occurrence of such Reporting Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Securities at an annual rate equal to (i) 0.25% of the principal amount of the Securities for the first 180 calendar days after the occurrence of such Reporting Default and (ii) 0.50% of the principal amount of the Securities from the 181st day to, and including, the 360th day after the occurrence of such Reporting Default. If the Company so elects, the Additional Interest shall accrue on all Outstanding Securities from and including the date on which such Reporting Default first occurs until such violation is cured or waived and shall be payable as provided in Section 3.7. On the 361st day after such Reporting Default (if such violation is not cured or waived prior to such 361st calendar day), then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding securities may declare the principal of, and premium, if any, together with accrued and unpaid interest, if any, on all such Securities to be due and payable immediately.
If the Company elects to pay the Additional Interest as the sole remedy for the Reporting Default, the Company shall notify in writing, by a certificate, the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the first Business Day following the date on which such Event of Default first occurs. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that Additional Interest is not payable. The Company shall pay the Additional Interest semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date of such Reporting Default, in the same manner as described on the face of the Security.
(c)At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
(1)the Company has paid or deposited with the Trustee a sum sufficient to pay
(A)all overdue interest on all Securities of that series,
(B)the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,
(C)to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
(D)all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company covenants that if
(1)default is made in the payment of the principal or the Redemption Price of (or premium, if any, on) any Security at the Maturity thereof, or
(2)default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days.
the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4	Trustee May File Proofs of Claim.
In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5	Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6	Application of Money Collected.
Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 6.7;
SECOND: Subject to Article 15, to the payment of the amounts then due and unpaid for principal of and any premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium, if any, and interest, respectively; and
THIRD: The balance, if any, to the Company or any other Person or Persons entitled thereto.

Section 5.7	Limitation on Suits.
No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
(2)the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.8	Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), to convert such Securities in accordance with Article 14 to the extent that such right to convert is applicable to such Security, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9	Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10	Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11	Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 5.12	Control by Holders.
The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that
(1)such direction shall not be in conflict with any rule of law or with this Indenture and the Trustee shall not have determined that the action so directed would be unjustly prejudicial to Holders of Securities of that series, or any other series, not taking part in such direction; and
(2)the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture.
Section 5.13Waiver of Past Defaults.
The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except
(1)a default in the payment of the principal of or any premium or interest on any Security of such series as and when the same shall become due and payable by the terms thereof, otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest, principal and premium, if any, has been deposited with the Trustee), or
(2)to the extent such right is applicable to such Security, a failure by the Company on request to convert any Security into Common Stock; or
(3)in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14	Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Security on the respective due dates, a suit by a Holder to enforce the right to convert in any suit for the enforcement of the right to convert any Security in accordance with Article 14 to the extent such right to convert is applicable to such Security, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities.

Section 5.15	Waiver of Usury, Stay or Extension Laws.
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
THE TRUSTEE
Section 6.1Certain Duties and Responsibilities.
The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2	Notice of Defaults.
If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that except in the case of a default in the payment of principal or Redemption Price of (or premium, if any) or interest on any Securities of such series or in the payment of any sinking fund installment or any conversion right applicable to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Securities of such series; provided, further, however, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
Except with respect to Section 10.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 10. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.1(1), 5.1(2) and 5.1(3) (defaults in payments on the Securities) or (ii) any Default or Event of Default of which a Responsible Officer the Trustee shall have received written notification or obtained actual knowledge.
Delivery of reports, information and documents to the Trustee under Section 7.4 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 6.3	Certain Rights of Trustee.
Subject to the provisions of Section 6.1:
(1)in the absence of bad faith on the part of the Trustee, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(2)any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
(3)whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) is entitled to and may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
(4)the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(5)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(6)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and
(7)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
Section 6.4Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5	May Hold Securities and Act as Trustee under Other Indentures.
The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

Section 6.6	Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.7	Compensation and Reimbursement.
The Company agrees:
(1)to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(2)except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
(3)to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(5) or Section 5.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy, insolvency, reorganization or similar law.

Section 6.8	Conflicting Interests.
If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act and there is an Event of Default under the Securities of that series, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.9	Corporate Trustee Required; Eligibility.
There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or if the Trustee is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of at least $50,000,000. If any such Person or bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person or bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10	Resignation and Removal; Appointment of Successor.
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11. The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.
If at any time:
(1)the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
(2)the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(3)the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, the retiring Trustee may petition, or any Holder who has been a bona fide Holder of a Security of such series for at least six months may petition, on behalf of himself and all others similarly situated, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11	Acceptance of Appointment by Successor.
In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12	Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In the event that any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of a predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13	Preferential Collection of Claims Against Company.
If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14	Appointment of Authenticating Agent.
The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or if the Authenticating Agent is a member of a bank holding company system, its bank holding company has) a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.
If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
As Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 7.1Company to Furnish Trustee Names and Addresses of Holders.
The Company will furnish or cause to be furnished to the Trustee
(1)semi-annually, not later than 15 days after the Regular Record Date for each respective series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such Regular Record Date, as the case may be, or if there is no Regular Record Date for such series of Securities, semi-annually, and
(2)at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
(3)provided that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as Security Registrar.
Section 7.2Preservation of Information; Communications to Holders.
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.3	Reports by Trustee.
The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities pursuant to this Indenture.
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4	Reports by Company.
Any information, documents or other reports that the Company shall file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission; provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 8.1Company May Consolidate, etc., Only on Certain Terms.
Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, the Company shall not consolidate with or merge into any other Person (other than a Subsidiary of the Company) (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than one or more Subsidiaries of the Company), unless:
(1)in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 14, if applicable, or as otherwise specified pursuant to Section 3.1, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
(2)immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(3)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 8.2Successor Substituted.
Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9
SUPPLEMENTAL INDENTURES
Section 9.1Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants of the Company herein and in the Securities in compliance with Article 8; or
(2)to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
(3)to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
(4)to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or
(5)to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or
(6)to secure the Securities, including provisions regarding the circumstances under which Collateral may be released or substituted; or
(7)to add or provide for a guaranty of the Securities or additional obligors on the Securities; or
(8)to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or
(9)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or
(10)to conform this Indenture to the description of the Securities set forth in the Prospectus for such series of Securities; or
(11)to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or
(12)to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Articles 4 and 13, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or
(13)make such other provisions in regards to matters or questions arising under the Indenture or any supplemental indenture hereto as the Board of Directors may deem necessary or desirable, and which does not in each case adversely affect the interest of the Holders of Securities of any series; or
(14)comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
Section 9.2Supplemental Indentures with Consent of Holders.
With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1)change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, whether at the option of the Company or at the option of the Holder, or reduce the amount of any sinking fund payments, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture, or change the Place of Payment or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
(2)modify the provisions of this Indenture with respect to the subordination of such series of Securities in a manner materially adverse to the Holders of Securities of such series, or
(3)in the case of Securities of any series that are convertible into Common Stock or other securities of the Company pursuant to Article 14 and any supplemental indenture hereto, adversely affect the rights of the Holders to convert any of the Securities of such series other than as provided in or pursuant to this Indenture or any supplemental indenture, or
(4)reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
(5)modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(9).
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3	Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4	Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5	Conformity with Trust Indenture Act.
The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 9.6	Reference in Securities to Supplemental Indentures.
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.7	Subordination Unimpaired.
No provision in any supplemental indenture that affects the superior position of the holders of Senior Debt shall be effective against holders of Senior Debt.

ARTICLE 10
COVENANTS
Section 10.1Payment of Principal, Premium and Interest.
The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.2	Maintenance of Office or Agency.
The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion to the extent that such right to convert is applicable to such Security and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise provided in a supplemental indenture or pursuant to Section 3.1 hereof, the Place of Payment for any series of Securities shall be the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3	Money for Securities Payments to be Held in Trust.
If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any amounts deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4	Statement by Officers as to Default.
The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The fiscal year of the Company currently ends on December 31; and the Company will give the Trustee prompt written notice of any change of its fiscal year.

Section 10.5	Existence.
Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 10.6	Waiver of Certain Covenants.
Except as otherwise specified as contemplated by Section 3.1 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.1(20) or 9.1(2) for the benefit of the Holders of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11
REDEMPTION OF SECURITIES
Section 11.1Applicability of Article.
Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article.

Section 11.2	Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee or is specified in the Board Resolution (or in an Officers’ Certificate pursuant to such Board Resolution detailing such establishment) or supplemental indenture establishing such series), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.

Section 11.3	Selection by Trustee of Securities to Be Redeemed.
If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot, or in the Trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4	Notice of Redemption.
Notice of redemption shall be given in the manner provided in Section 1.6, not fewer than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed, at its address appearing in the Security Register or, if the securities are held in book-entry form, sent by electronic transmission.
All notices of redemption shall state:
(1)the Redemption Date,
(2)the Redemption Price (including accrued interest, if any),
(3)if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
(4)in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
(5)that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(6)the place or places where each such Security is to be surrendered for payment of the Redemption Price,
(7)if applicable, the conversion price or conversion rate, as the case may be, the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate, and the place or places where such Securities may be surrendered for conversion,
(8)that the redemption is for a sinking fund, if such is the case, and
(9)the CUSIP number or numbers and/or common codes of the Security being redeemed.
Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.5	Deposit of Redemption Price.
On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities which are to be redeemed on that date.
To the extent such Security of a series is convertible pursuant to Article 14, upon conversion of any such Security called for redemption, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of any Holder of such Security to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company on Company Request, or if then held by the Company, shall be discharged from such trust.

Section 11.6	Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7	Securities Redeemed in Part.
Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12
SINKING FUNDS
Section 12.1Applicability of Article.
The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.
The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.2	Satisfaction of Sinking Fund Payments with Securities.
The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3	Redemption of Securities for Sinking Fund.
Not fewer than 60 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not fewer than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13
DEFEASANCE AND COVENANT DEFEASANCE
Section 13.1Company’s Option to Effect Defeasance or Covenant Defeasance.
The Company may elect, at its option at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.1 as being defeasible pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.

Section 13.2	Defeasance and Discharge.
Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and the provisions of Article 15 shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due,
(2)the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, and, if applicable, Article 14,
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder, and
(4)this Article.
Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Securities.

Section 13.3	Covenant Defeasance.
Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be,
(1)the Company shall be released from any covenants provided pursuant to Sections 3.1(20) or 9.1(2) for the benefit of the Holders of such Securities,
(2)the occurrence of any event specified in Sections 5.1(4) (with respect to any such covenants provided pursuant to Section 3.1(20) or 9.1(2)) and the occurrence of any Event of Default specified pursuant to Section 3.1, shall be deemed not to be or result in an Event of Default, and
(3)the provisions of Article 15 shall cease to be effective, in each case with respect to such Securities or series of Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(4) and the occurrence of any Event of Default specified pursuant to Section 3.1) or Article 15, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4	Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:
(1)The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities,
(A)in the case of Securities of a series denominated in currency of the United States of America,
(i)cash in currency of the United States of America in an amount, or
(ii)U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, an amount in cash, or
(iii)a combination thereof, or
(B)in the case of Securities of a series denominated in currency other than that of the United States of America,
(i)cash in the currency in which such series of Securities is denominated in an amount, or
(ii)Foreign Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, an amount in cash, or
(iii)a combination thereof,
in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities.
(2)In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(A)the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B)since the date of this instrument, there has been a change in the applicable Federal income tax law,
(C)in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.
(3)In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
(4)The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
(5)No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).
(6)Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
(7)Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
(8)Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.
(9)At the time of such deposit,
(A)no default in the payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing,
(B)no event of default with respect to any Senior Debt shall have resulted in such Senior Debt becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Debt has been made or duly provided for), and
(C)no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Debt (or a trustee on behalf of such holders) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable.
(10)The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.
Section 13.5Deposited Money, U. S. Government Obligations and Foreign Government Obligations to be Held in Trust; Miscellaneous Provisions.
Subject to the provisions of the last paragraph of Section 10.3, all money, U.S. Government Obligations and Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. Money, U.S. Government Obligations and Foreign Government Obligations so held in trust shall not be subject to the provisions of Article 15.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money, U.S. Government Obligations or Foreign Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6	Reinstatement.
If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 14
CONVERSION OF SECURITIES
Section 14.1Conversion.
The terms of any conversion provision that shall be applicable to the Securities of any series shall be set forth in one or more indentures supplemental hereto for the Securities of such series.

ARTICLE 15
SUBORDINATION OF SECURITIES
Section 15.1Agreement of Subordination.
Except as otherwise provided in a supplemental indenture or pursuant to Section 3.1, the Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 15; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
The payment of the principal of, premium, if any, and interest on all Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article 11 as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.
No provision of this Article 15 shall prevent the occurrence of any default or Event of Default hereunder.

Section 15.2	Payments to Holders.
No payment shall be made with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities to be called for redemption in accordance with Article 11 as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 15.5, if:
(1)a default in the payment of principal, premium, if any, interest, rent or other obligations due on any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) (a “Payment Default”), unless and until such default shall have been cured or waived or shall have ceased to exist; or
(2)a default, other than a Payment Default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a holder of Designated Senior Debt, a Representative of Designated Senior Debt or the Company (a “Non-Payment Default”).
If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.
The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:
(3)in the case of any Payment Default, the date upon which the Payment Default is cured or waived or ceases to exist, or
(4)in the case of a Non-Payment Default, the earlier of (a) the date upon which such Non-Payment Default is cured, waived or ceases to exist or (b) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless this Article 15 otherwise prohibits the payment or distribution at such time.
Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, reorganization, liquidation, receivership or other proceedings, or upon an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, or otherwise, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Securities (except payments made pursuant to Article 4 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or the marshalling of assets and liabilities of the Company); and upon any such dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 15, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution or provision therefor is made to the Holders of the Securities or to the Trustee.
For purposes of this Article 15, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 15 with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8.
In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the redemption price with respect to the Securities called for redemption in accordance with Article 11 as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 15.5, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.
In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.
Nothing in this Section 15.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7. This Section 15.2 shall be subject to the further provisions of Section 15.5.

Section 15.3	Subrogation of Securities.
Subject to the payment in full of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 15 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 15, and no payment over pursuant to the provisions of this Article 15, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 15, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 15 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.
Nothing contained in this Article 15 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
Upon any payment or distribution of assets of the Company referred to in this Article 15, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 15.

Section 15.4	Authorization to Effect Subordination.
Each Holder of a Security by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 15 and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.4 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 15.5	Notice to Trustee.
The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 15. Notwithstanding the provisions of this Article 15 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 15, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 15.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.
Notwithstanding anything in this Article 15 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 4.1, and any such payment shall not be subject to the provisions of Section 15.1 or 15.2.
The Trustee, subject to the provisions of Section 6.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Debt pursuant to this Article 15 unless it has received satisfactory evidence as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 15.

Section 15.6	Trustee’s Relation to Senior Debt.
The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 6.1, the Trustee shall not be liable to any holder of Senior Debt (i) for any failure to make any payments or distributions to such holders or (ii) if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 15 or otherwise.

Section 15.7	No Impairment of Subordination.
No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, the Trustee or any Holder of Securities with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 15.8	Certain Conversions/Exchanges Deemed Payment.
For the purposes of this Article 15 only, (1) the issuance and delivery of junior securities upon conversion or exchange of Securities in accordance with Article 14 or any supplemental indenture with respect to such series of securities or otherwise (except upon conversion of the Securities in accordance with their terms) shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares upon conversion, if applicable), property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 15.8, the term “junior securities” means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 15 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 14.

Section 15.9	Article Applicable to Paying Agents.
If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 15.5 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.
The Trustee shall not be responsible for the actions or inactions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 15.10	Senior Debt Entitled to Rely.
The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 15, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 15.11	Reliance on Judicial Order or Certificate of Liquidating Agent.
Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company or bankruptcy, insolvency, receivership or other like proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 15.12	Trust Monies Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money, U.S. Government Obligations and/or Foreign Government Obligations held in trust under Article 4 or Article 13 by the Trustee for the payment of the principal of, premium, if any, and interest on the Securities shall not be subordinated to the prior payment in full of any Senior Debt of the Company or subject to the restrictions set forth in this Article 15, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

NanoString Technologies, Inc.

By:

Title:

,
as Trustee

By:

Title: